SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Colonial Properties Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

COLONIAL PROPERTIES TRUST
_____________________

2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202

URGENT REMINDER — YOUR VOTE IS VERY IMPORTANT

April 4, 2005

Dear Fellow Shareholder:

The Special Meeting of Stockholders of Colonial Properties Trust was held on Friday, April 1st, 2005. At the meeting, the proposals described in the Proxy Statement pertaining to Proposal # 1: The Approval of the Merger Agreement with Cornerstone Realty Income Trust, Proposal # 2: The Amendment to the Declaration of Trust to Increase Authorized Shares, and Proposal # 4: To Approve an Adjournment of the Special Meeting to April 15, 2005 were voted upon and Approved. However, at the meeting, no vote was taken with respect to Proposal #3: To Approve the Issuance of Preferred Shares since votes representing the required approval by an affirmative vote of 2/3rds of all shares outstanding were not obtained. If you did not vote with respect to Proposal # 3, your failure to vote has had the effect of a vote AGAINST this proposal. I would appreciate your immediate attention to the mailing of the enclosed proxy.

You have previously received proxy material in connection with the Special Meeting of Stockholders of Colonial Properties Trust, and according to our latest records, your PROXY VOTE for this meeting STILL HAS NOT BEEN RECEIVED.

Regardless of the number of shares you own, it is important that they be represented at the meeting. Your vote matters to us and we need your support. The adjournment date is scheduled for April 15th. Please vote your shares now so that your vote can be counted without delay.

Follow the instructions on the enclosed proxy voting form to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.

     Since time remaining is short, we urge you to please vote using one of the following methods:

•	Using a touch-tone telephone, call the toll free # located in the gray shaded box on your proxy card. Using your control number located in the box on your proxy card, cast your ballot.

•	Vote over the Internet at www.proxyvote.com using the control number located on the proxy card to cast your ballot immediately.

•	Sign the proxy card and mail it back in the enclosed postage—paid envelope prior to the meeting date.

Thank you in advance for your support.

IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.